Exhibit 10.1

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, made as of this 28th day of August, 2025 (the “Effective Date”), by and among M&T BANK, a New York Banking corporation, having an office at One M&T Plaza, Buffalo, New York 14203 (hereinafter “Bank”) and MAMA’S CREATIONS, INC., a Nevada corporation (“Borrower”), MAMAMANCINI’S INC., a Delaware corporation (“MM”), T&L ACQUISITION CORP, a Nevada corporation (“T&L”) and JUBILEE ACQUISITION, INC., a Nevada corporation (“Jubilee”) (MM, T&L and Jubilee are collectively referred to as the “Guarantors” and individually a “Guarantor”), all having an address of 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey 07073.

WHEREAS, Bank made a term loan to Borrower as evidenced by that certain Term Note dated December 29, 2021 in the amount of SEVEN MILLION FIVE HUNDRED THOUSAND ($7,500,000) DOLLARS as amended and restated by that certain Amended and Restated Term Note dated October 26, 2022 in the amount of SIX MILLION FIVE HUNDRED NINETY-FOUR THOUSAND EIGHT HUNDRED TWENTY-SEVEN AND 62/100 ($6,594,827.62) DOLLARS as revised by Letter Agreement dated December 4, 2023 (the “Existing Term Note”); and

WHEREAS, Bank made a line of credit available to Borrower and T&L as evidenced by that certain Amended and Restated Revolving Line Note dated October 26, 2022 in the amount of FIVE MILLION FIVE HUNDRED THOUSAND ($5,500,000) DOLLARS (the “Existing Line of Credit Note”) as amended by Letter Agreement dated December 4, 2023, and the Credit Agreement (defined below); and

WHEREAS, the Bank and Borrower executed an Amendment to Credit Agreement dated July 31, 2024 (collectively with all prior versions, the “Original Credit Agreement” and collectively with the Existing Line of Credit Note, Existing Term Note and the Original Security Agreement, the “Original Loan Documents”) which amended an Amended and Restated Credit Agreement dated October 26, 2022 executed by Bank and Borrower (f/k/a Mamamancini’s Holdings, Inc.) and T&L which governed and amended the two (2) credit facilities, Existing Line of Credit Note and Existing Term Note; and

WHEREAS, the outstanding principal balance of the Existing Term Note is approximately ONE MILLION EIGHT HUNDRED SEVENTY-THREE THOUSAND TWO HUNDRED SEVENTY-SIX AND 00/100 ($1,873,276) DOLLARS; and

WHEREAS, the Guarantors executed and delivered to Bank a Continuing Guaranty dated January 15, 2019, guaranteeing the obligations of the Borrower and T&L pursuant to the Existing Line of Credit Note, Existing Term Note, Original Credit Agreement and other loan documents executed in connection therein (“Original Guaranty”); and

WHEREAS, Borrower executed a General Security Agreement dated December 31, 2018 granting to the Bank a security interest in all of its assets (“Original Security Agreement”); and

WHEREAS, this Amended and Restated Loan and Security Agreement specifies the terms of a credit facility to Borrower consisting of: (i) the revolving line of credit in the amount of FIVE MILLION FIVE HUNDRED THOUSAND ($5,500,000) DOLLARS (the “Line of Credit”) for working capital; (ii) the term loan in the original principal amount of ONE MILLION EIGHT HUNDRED SEVENTY-THREE THOUSAND TWO HUNDRED SEVENTY-SIX AND 00/100 ($1,873,276) DOLLARS (“Term Loan”); and (iii) a new non-revolving Line of Credit in the amount of TWENTY MILLION ($20,000,000) DOLLARS (“PA Line”) (the Line of Credit, Term Loan and PA Line are collectively referred to as the “Credit Facility”), and further specifies the terms by which said loans and financial accommodations are to be secured by certain property and assets of Borrower; and

WHEREAS, on or about the date hereof, Borrower intends on making an initial draw under the PA Line of $19,000,000 to permit Jubilee to acquire substantially all of the assets of Crown I Enterprises Inc., a New York corporation (“Project Jubilee”) and Jubilee will change its name to Crown I Foods, Inc., dba Crown I Enterprises, a Nevada corporation.

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NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

Article I

DEFINITIONS

1.1 “ACCOUNT” OR “ACCOUNTS RECEIVABLE” means an “Account” as defined in the New Jersey Uniform Commercial Code.

1.2 “ACCOUNT DEBTOR” means an “Account Debtor” as defined in the New Jersey Uniform Commercial Code.

1.3 “AGREEMENT” means this Amended and Restated Loan and Security Agreement between the Bank and the Borrower regarding the Credit Facility.

1.4 “BORROWER” means the party identified on the first page hereof as the Borrower.

1.5 “CAPITAL EXPENDITURES” OR “CAPEX” means, for any fiscal year, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, and including expenditures for obligations under any lease with respect to which Borrower’s obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of Borrower) by Borrower during such period that are required by G.A.A.P. to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of Borrower.

1.6 “CHATTEL PAPER” means “Chattel Paper” as defined in the New Jersey Uniform Commercial Code.

1.7 “COLLATERAL” means all of those present or future assets of the Borrower in which a security interest in or lien on is granted to Bank hereunder or contemplated hereby, or under any other present or future agreement by Borrower in favor of Bank.

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1.8 “CONTRA ACCOUNT” shall mean an Account of Borrower, the Account Debtor of which Borrower owes an account payable.

1.9 “Current Maturity of Long-Term Debt” or “CMLTD” means for any period, e.g., any relevant twelve (12) month period, the scheduled principal loan or capital lease payments paid or required to be paid during the applicable period.

1.10 “DEFAULT RATE” means the “Default Rate” as defined in the PA Note, the Line of Credit Note and the Term Note.

1.11 “ERISA” shall mean the Employee Retirement Income Security Act of 1974 as amended.

1.12 “EBITDA” means, at any time, earnings from continuing operations, including interest income and excluding non-cash compensation items, before payment of federal, state and local income taxes, plus the sum of interest expense, depreciation and amortization, non-cash charges (including stock compensation expense) and the one-time charges or expenses related to the refinance of current credit facilities or any charges or expenses related to Project Jubilee or any other Permitted Acquisition not to exceed $1,500,000 in each case for such period, computed and calculated in accordance with the Borrower’s public reporting in its quarterly earnings release. Other non-recurring, one-time expenses may be allowed to be added back at Bank’s discretion and all calculations of EBITDA will be made on a pro forma basis to reflect any Permitted Acquisition, including Project Jubilee, as if such acquisition had occurred in the first day of such four-quarter period.

1.15 “EQUIPMENT” means “Equipment” as defined in the New Jersey Uniform Commercial Code.

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1.16 “EXCESS CASH FLOW” shall mean, for the applicable measurement period, an amount equal to EBITDA, minus (a) unfunded CAPEX, minus (b) cash interest expense deducted in the determination of net income, minus (c) all principal payments (whether scheduled or mandatory other than a Mandatory Prepayment (as defined herein) and only so long as the proceeds received giving rise to the Mandatory Prepayment were included in Net Income) and voluntary prepayments made during such fiscal year and not used to reduce the Mandatory Prepayment on a dollar-for-dollar basis on term indebtedness or revolving indebtedness that concurrently reduces such revolving commitment minus (d) income taxes paid in cash minus acquisition cost.

1.17 “Fixed Charge Coverage” means, at any time, EBITDA less unfunded CAPEX less distributions (but not preferred dividends) plus operating lease payments plus other defined fixed charges divided by CMLTD plus interest expense plus operating lease payments plus preferred dividends plus taxes paid in cash plus other defined fixed charges.

1.18 “G.A.A.P.” means generally accepted accounting principles in the United States.

1.19 “GENERAL INTANGIBLES” means “General Intangibles” as defined in the New Jersey Uniform Commercial Code.

1.20 “GUARANTY” means that certain Continuing Guaranty delivered by the Guarantors to Bank which shall amend and restate the Original Guaranty in its entirety.

1.21 “INSTRUMENT” means “Instrument” as defined in the New Jersey Uniform Commercial Code.

1.22 “INVENTORY” means “Inventory” as defined in the New Jersey Uniform Commercial Code.

1.23 “INVESTMENTS” means any investment in any person, whether by means of asset or share purchase, capital contribution, loan, advance, time deposit or otherwise, other than the purchase by such person of assets (i) either constituting CAPEX or (ii) in the ordinary course of such person’s business.

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1.24 “LIABILITY” or “LIABILITIES” means any and all loans and advances made by Bank prior to, on and after the date of this Agreement pursuant to the Credit Facility, to or on the account of Borrower, and any and all interest, commissions, obligations, liabilities, guarantees, indebtedness, charges and expenses direct or indirect, primary, secondary, contingent, joint or several which are due or to become due or that may hereafter be contracted or acquired of the Borrower to the Bank, no matter how or when arising and whether under any present or future agreement or instrument between Borrower and Bank, or otherwise, and the amount due upon any notes or other obligations given to, or received by, Bank or on account of any of the foregoing and the performance and fulfillment by Borrower of all the terms, conditions, promises, covenants and provisions contained in this Agreement, or in any future agreement or instrument between Borrower and Bank, including, but not limited to, any monies owed to Bank by Borrower pursuant to the Notes made by Borrower of even date and also including any amounts now or hereafter due and owing from Borrower to Bank arising from or in connection with any interest rate swap agreement, now existing or hereafter entered into between Borrower and Bank, and any costs incurred by Bank in connection therewith, including, without limitation, any interest, expenses, fees, penalties or other charges associated with any obligations undertaken by Bank to hedge or offset Bank’s obligations pursuant to such swap agreement, or the termination of any such obligations, all calculated in accordance with G.A.A.P.

1.25 “LINE OF CREDIT NOTE” means the “Second Amended and Restated Line of Credit Note” of even date executed by Borrower and T&L in the amount of $5,500,000 evidencing the Line of Credit which shall amend and restate in its entirety the Existing Line of Credit Note.

1.26 “LIQUIDITY” means as of the date of the determination, the amount of cash on hand plus the unused amount of the Line of Credit that is available for borrowing.

1.27 “LOAN DOCUMENTS” means collectively this Agreement, the Notes, the Guaranty, UCC-1 financing statements and all other agreements, documents and/or instruments or certificates delivered in connection with the Credit Facility.

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1.28 “LOANS” means the Line of Credit, Term Loan and the PA Line.

1.29 “NOTES” means collectively the Line of Credit Note, the Term Note and the PA Note and any note issued in exchange for an advance under the PA Note.

1.30 “OBLIGORS” mean the Borrower hereunder and Guarantors and, if any debt due to Bank hereunder is evidenced by a note or other instrument, the makers and endorsers thereof.

1.31 “PA NOTE” means the Non-Revolving Line of Credit Note of even date executed by Borrower in the amount of TWENTY MILLION ($20,000,000) DOLLARS evidencing the PA Line.

1.32 “SENIOR FUNDED DEBT” means as of the date of determination thereof, any amount of indebtedness owing to the Bank (and/or any other lender approved by the Bank in writing in its sole discretion).

1.33 “TANGIBLE NET WORTH” means the aggregate assets of Borrower excluding all intangible assets, including, but not limited to, goodwill, licenses, trademarks, patents, copyrights, organization costs, appraisal surplus, officer, stockholder, related entity and employee advances or receivables, less liabilities, plus subordinated debt, all determined in accordance with G.A.A.P. (except to the extent that under G.A.A.P. “tangible net worth” excludes leasehold improvements which are included in “Tangible Net Worth” as defined herein).

1.34 “TERM NOTE” means the Term Note of even date executed by Borrower in the amount of $1,873,276 which shall amend and restate in its entirety the Existing Term Note.

1.35 “TOTAL FUNDED DEBT” means , at any time, all borrowed money as reflected in the most recent financial statements.

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Article II

2.1 THE LOAN AND OTHER FINANCIAL ACCOMMODATIONS

The Bank shall, from time to time, hereafter lend to the Borrower monies for use in its business as working capital, subject to the terms hereof, pursuant to the Line of Credit Note. The aggregate amount of such Loan shall not exceed FIVE MILLION FIVE HUNDRED THOUSAND ($5,500,000) DOLLARS. Borrower shall pay to Bank monthly interest as computed pursuant to the Line of Credit Note. Said interest shall be payable by Borrower, monthly, on the first day of each month until all such Loans are paid in full. Bank shall have the right to charge said interest and deposit any advances, in its discretion, to any checking, deposit or loan account of Borrower which shall be established prior to closing. Each month Bank will render to Borrower a statement of the status of the Loans provided for herein, which Borrower hereby agrees shall be deemed to be an account stated and correct and acceptable to and binding on Borrower, unless Bank shall receive a corrected statement of exceptions from Borrower within thirty (30) days after the monthly statements have been rendered to Borrower. The loans are evidenced by the Line of Credit Note.

2.2 TERM. The term of the Line of Credit and the obligations of Bank under the Line of Credit shall expire on November 28, 2028, or as may be extended by Bank in writing; provided that the obligations of Borrower and the security interests granted hereunder by Borrower remains in full force and effect until the repayment of the last Liability of Borrower to Bank hereunder.

2.3 TERM LOAN. As part of the Credit Facility, the Bank made an existing term loan evidenced by the Existing Term Note to the Borrower which is being amended and restated by the Term Note and will mature on January 15, 2027. All funds have been advanced under the Term Note and, accordingly, no further funds will be available for advance to Borrower pursuant to the Term Note.

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2.4 PA LINE. Under the Credit Facility, the Bank is making available to the Borrower the PA Line which will be evidenced by the PA Note and will mature, at the latest, on August 28, 2032. Advances of the PA Line shall be utilized exclusively for any Permitted Acquisition (as hereafter defined) in furtherance of the Borrower’s business and shall be made only with the approval of the Bank. On the date hereof, Bank consents to an advance of $19,000,000 to fund Project Jubilee.

(a) In the event the Bank approves any future advance, the Borrower, company acquired, if applicable, and Bank shall enter into an amendment to this Agreement and the PA Note satisfactory to the Bank and at Borrower’s expense which provides inter alia:

(i) expanding the security interests of the Bank to encompass the Permitted Acquisition (if applicable);

(ii) the advance shall be converted to a term loan within sixty (60) days of such advance to be confirmed in writing by Bank and Borrower having a term of five (5) years and providing for monthly amortization payments based on a five (5) year schedule all as provided in the PA Note;

(iii) such other provisions as required by the Bank.

(b) With respect to the PA Line, Borrower shall make a mandatory prepayment of any advances under the PA Note (including any such advances that are converted to a term loan pursuant to Section 2.4(a)(ii) above) equal to twenty-five (25%) percent of the annual Excess Cash Flow (“Mandatory Prepayment”). The Excess Cash Flow shall be measured as of the last day of the fiscal year and shall be paid within 150 days of the fiscal year end. The amount of the Mandatory Prepayment once paid shall not be readvanced and shall reduce the availability of the PA Line. Any voluntary prepayments of the PA Line (or any advances under the PA Line that have been converted to term loans) made by Borrower shall reduce the amount of the Mandatory Prepayment on a dollar-for-dollar basis.

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(c) As used in this Agreement, “Permitted Acquisition” shall mean the Project Jubilee Acquisition and any other acquisition so long as the following conditions are met:

(i) Such acquisition is of a substantially similar or ancillary business to the Borrower of the Guarantors or person substantially engaged in such a business.

(ii) Such acquisition is an acquisition where substantially all the assets acquired are located in the United States and, after consummation of the acquisition, are owned by a person incorporated or organized under the laws of the United States, or any state or other political subdivision thereof.

(iii) To the extent such acquisition is structured as an acquisition of the equity interests of any person, then the person so acquired, and each of its subsidiaries, shall guarantee the secured obligations and take such additional actions as are necessary to ensure that all equity interests and material assets of all persons acquired in any such acquisition are subject to a first priority lien securing the Liabilities.

(iv) To the extent such acquisition is structured as the acquisition of assets, if such assets shall be acquired by a party other than Borrower such party shall take such actions as are necessary to ensure that such assets are subject to a first priority lien in favor of Bank.

(v) The Borrower shall have delivered to the Bank notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition (including the acquisition agreement and any material related documents), historical financial information (including income statements, balance sheets and cash flows) covering at least the last three (3) complete fiscal years of the acquisition target (which shall include (i) the most recent fiscal year ended more than 120 days prior to the date that notice is provided pursuant to this Section, and (ii) if applicable, the most recent quarter ended more than 45 days prior to the date that notice is provided pursuant to this Section), if available, prior to the effective date of the acquisition or four complete fiscal years of credit history for the acquisition target or, if four complete years are not available, the entire credit history of the acquisition target, and quality of earnings report(s) for the acquisition target and each of its subsidiaries, in each case in form, substance and detail reasonably satisfactory to the Bank.

(vi) Prior to such proposed acquisition, the Borrower shall have delivered to the Bank a Compliance Certificate showing proforma compliance calculations with the covenants referred to in Section 5.31.

(vii) The documents relating to such acquisition shall permit their collateral assignment to the Bank.

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(viii) All material third party and governmental approvals shall have been received prior to consummation of the acquisition and shall be effective at the time of the acquisition.

(ix) The Board of Directors, if applicable, or the shareholders or owners of the seller being acquired shall have approved such transaction and shall not have taken any action to rescind or recommend the rescission of such transaction.

(x) [Reserved].

(xi) The EBITDA of the acquisition target is positive for the most recent 12-month period as to which financial statements are delivered.

(xii) If a representation and warranty insurance policy exists in connection with the proposed acquisition, a copy of such policy shall be delivered to the Bank and a collateral assignment of such policy in favor of the Bank shall be delivered.

(xiii) On or before the effective date of such acquisition, the Borrower shall have delivered to the Bank a certificate certifying the Borrower’s compliance with this definition of “Permitted Acquisition,” and further certifying that, both immediately before and after the consummation of such acquisition, no Default or Event of Default shall have occurred and be continuing.

2.5 FEES.

(A) The Borrower agrees to pay the Bank on the date hereof an upfront commitment fee in the amount of $60,000.00 which shall be earned and non-refundable when paid (the “Upfront Fees”). With respect to any advance of the PA Line, Borrower shall pay a fee to Bank in the amount of one quarter of one (.25%) percent of the amount of each advance.

(B) The Borrower agrees to pay to the Bank a fee (the “Unused Commitment Fee”) at a rate per annum equal to two hundred fifty thousands of one percent (.250%) of the average daily unused amount of the Line of Credit. The Unused Commitment Fee shall be payable quarterly in arrears on the first day of such fiscal quarter of the Borrower, commencing on the first such date following the Effective Date and ending on the Maturity Date (as defined in the Line of Credit Note). The Unused Commitment Fee shall be calculated on the basis of a 360 day year for the actual days elapsed.

2.6 EXCESS LOANS. In the event the Bank shall advance an amount in excess of the permitted aggregate amount of all Loans, or if the Borrower should directly or indirectly become indebted to the Bank in an amount which, together with all advances made pursuant to this Agreement, is in excess of the aggregate amount set forth in the Agreement, such advances or such indebtedness shall nevertheless be covered by the terms of this Agreement.

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Article III

COLLATERAL

3.1 SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all of the Liabilities of the Borrower, Borrower and Guarantors hereby grant to the Bank a continuing first-priority security interest (“Security Interest”) in all business assets including personal property and fixtures of Borrower and Guarantors, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New Jersey, as amended from time to time (“UCC”), and whether or not affixed to any realty, including, without limitation, (i) all Accounts, Chattel Paper, investment property, Deposit Accounts, documents, goods, Equipment, farm products, General Intangibles (including trademarks, service marks, trade names, patents, copyrights, licenses and franchises), Instruments, Inventory, money, letter of credit rights, causes of action (including tort claims) and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (iii) all proceeds and products of the foregoing, including, without limitation, insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively, the “Collateral”). Borrower and Guarantors acknowledge and agree that the foregoing collateral description is intended to cover all assets of Borrower and Guarantors.

3.2 Covenants. Borrower and Guarantors covenant and agree as follows:

(a) Perfection of Security Interest. Borrower and Guarantors shall execute and deliver to Bank such financing statements, control agreements or other documents, in form and content satisfactory to Bank, as Bank may from time to time request to perfect and continue the Security Interest. Upon the request of Bank, Borrower shall deliver to Bank any and all instruments, chattel paper, negotiable documents or other documents evidencing or constituting any part of the Collateral properly endorsed or assigned, in a manner satisfactory to Bank. Until such delivery, Borrower and Guarantors shall hold such portion of the Collateral in trust for Bank. Borrower and Guarantors shall pay all expenses for the preparation, filing, searches and related costs in connection with the grant and perfection of the Security Interest. Borrower and Guarantors authorize (both prospectively and retroactively) Bank to file financing statements, and any continuations and amendments thereof, with respect to the Collateral without Borrower’s signature. A photocopy or other reproduction of any financing statement or this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Negative Pledge; Disposition of Collateral. Borrower and Guarantors shall not grant or allow the imposition of any lien, security interest or encumbrance on, or assignment of, the Collateral (other than Permitted Encumbrances) unless consented to in writing by Bank. Borrower shall not make or permit to be made any sale, transfer or other disposition of the Collateral; provided, however, prior to the occurrence of an Event of Default, Borrower may in the ordinary course of business consistent with its past practices and with prudent and standard practices used in the industry that is the same or similar to that in which Borrower is engaged: (i) dispose of any Collateral consisting of equipment or other property that is obsolete, worn-out or surplus; (ii) sell or exchange any Collateral consisting of Equipment in connection with the acquisition of other equipment that is at least as valuable as such Equipment, that Borrower intends to use for substantially the same purposes as such equipment and that is not subject to any security interest or other lien or encumbrance; (iii) collect Collateral consisting of Accounts, assign such Collateral for purposes of collection or dispose of Accounts in connection with the compromise settlement or collection thereof; (iv) sell Collateral consisting of Inventory; (v) dispositions resulting from any casualty or other insured damage; and (vi) other dispositions not otherwise permitted above for fair market value and the aggregate fair market value of all Collateral disposed of during any fiscal year of the Borrower shall not exceed $1,000,000. A sale, lease or other transfer of such Collateral consisting of Inventory in the ordinary course of Borrower’s business does not include a transfer in partial or complete satisfaction of any liability or obligation or any bulk sale.

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3.3 PROCEEDS AND PRODUCTS Borrower and Guarantors hereby create in favor of Bank, and hereby grant to Bank, a security interest in all of the proceeds and products of all of the foregoing Collateral, as well as all additions, substitutions and increments thereto, including insurance proceeds regarding the Collateral.

3.4 CONTINUING PERFECTION Borrower and Guarantors will perform any and all steps reasonably requested by Bank to create and maintain in Bank’s favor a first and valid lien subject only to the Permitted Encumbrances (as defined and described on Exhibit “A” annexed hereto), on the Collateral, including, without limitation, the execution, delivery, filing and recording of Financing Statements and Continuation Statements, supplemental security agreements, notes and any other documents necessary, in the opinion of Bank, to protect its interest in the Collateral.

Article IV

PROCEEDS OF ACCOUNTS; ACCOUNTS ON COLLECTION BASIS

4.1 PAYMENTS ON ACCOUNTS AND INVENTORY Upon an Event of Default and failure to cure within any applicable grace period (as hereinafter defined), and during the continuance thereof, Borrower agrees to receive any and all payments and remittances on Accounts and Inventory, including cash, checks, drafts, notes, acceptances, or other forms of payment, in trust, for the Bank. During the continuation of an Event of Default, Borrower hereby appoints the Bank or its designee as Attorney-in-Fact to endorse the Borrower’s name on any invoice or bills of lading relating to any Account, or drafts against its customers, or schedules or confirmatory assignment on Accounts, or notices of assignment, Financing Statements under the Uniform Commercial Code, and other public records, and in verification of Accounts in notices to Account Debtors.

4.2 MANNER OF PAYMENT

A. Unless payments are made directly from the amounts deposited in the lock-box as provided in clause (B) of this Section 4.2, payments of (i) principal and interest to be made by the Borrower with respect to the Notes, and (ii) all other Liabilities of the Borrower to the Bank then due shall be swept by Bank from an account opened with Bank to make all payments of principal and interest hereunder. The Bank shall charge any such payments to any account(s) of the Borrower maintained at the Bank.

B. Upon the occurrence of an Event of Default and during the continuance thereof, at the request of the Bank, the Borrower will establish a lock-box with the Bank and will endeavor to cause all Account Debtor to make payments under any Accounts directly to it at such lock-box. Any and all amounts received in the lock-box shall be deposited on the same business day (or the next business day, if received after 12:00 noon), subject to collection, by the Bank in the principal depository account of the Borrower maintained at the Bank.

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C. Upon the occurrence of an Event of Default and during the continuance thereof, any and all amounts in the lock-box shall be deposited by the Bank directly into a cash collateral account maintained with the Bank over which the Bank alone shall have the power of withdrawal to the extent necessary to pay any amounts due to the Bank. All amounts in the cash collateral account shall be the property of the Bank. All amounts so deposited shall be subject to collection and, upon collection, such amounts shall be applied by the Bank against the Liabilities then due; the value date thereof is agreed to be the same day for wire transfers received before 4 p.m. and for all other payments one (1) business day thereafter. In the event that Borrower receives any checks, drafts, cash or other remittances directly (hereinafter called “proceeds”) in part or full payments for any of the Collateral, the Borrower shall cause all payments to be made directly to the Bank at its office specified above, or elsewhere as the Bank may specify, and the Bank shall deposit such proceeds in a cash collateral account. Pending such transfer of funds to the Bank, the Borrower shall not co-mingle any proceeds with any other funds or property of the Borrower but shall hold the proceeds separate and apart therefrom and upon an express trust for the Bank until deposited into a cash collateral account. Credit for any proceeds deposited into a cash collateral account shall be conditional upon final payment of the deposited item. All amounts received in payment of any Accounts shall be credited on a daily basis against the Borrower’s Liabilities then due; the value date thereof is agreed to be the same day for wire transfers received before 4 pm and for all other payments one (1) business days thereafter. Upon the occurrence of an Event of Default, all amounts in the cash collateral account shall, in the Bank’s discretion, be applied to the obligations in the manner set forth in Paragraph 7.3.

4.3 OTHER REMEDIES The remedies provided in this Article 4 upon an Event of Default are without prejudice and are in addition to all other remedies set forth in this Agreement, including those set forth in Article 7 hereof, upon the occurrence of an Event of Default.

Article V

REPRESENTATIONS, COVENANTS AND WARRANTIES

To induce Bank to enter into this Agreement and to make available the Credit Facility hereunder, Borrower represents, covenants and warrants to Bank that:

5.1 GOOD STANDING Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is authorized to do business in any state where the failure to do so would cause a material adverse effect. The Guarantors are each corporations duly organized, validly existing and in good standing under the laws of the state of their formation and are authorized to do business in any state where the failure to do so would cause a material adverse effect.

5.2 AUTHORITY Borrower has the power and authority to execute, deliver and carry out this Agreement and all supplements hereto, and its board has duly authorized and approved the terms of this Agreement and the taking of any and all action contemplated herein by Borrower.

5.3 COMPLIANCE WITH LAW Borrower is not (i) in violation of any of its organizational documents, (ii) in violation any agreement or undertaking to which it is a party or by which it is bound, or (iii) in violation of any law, statute, rule, regulation, order, writ, injunction or decree of any governmental authority applicable to the Borrower or any of its properties or assets which violation under this Section 5.3 individually or in the aggregate would have a material adverse change in the business, financial condition, properties or operations of the Borrower (except as described in the financial statements of the Borrower provided prior to the date hereof to the Bank or as described in writing prior to the date hereof to the Bank), materially adversely affect the transactions contemplated by this Agreement or adversely affect the validity or enforceability of the Loan Documents.

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5.4 NO LITIGATION There are no judgments against Borrower as of the date of this Agreement. There is no action, suit, proceeding, inquiry or investigation at law or in equity, or before or by any court, public board or body pending, within the knowledge of Borrower, threatened, where an unfavorable decision, ruling or finding would (i) to the extent not covered by insurance, is likely to result in any material adverse change in the business, financial condition, properties or operations of Borrower (except as described in the financial statements of Borrower provided prior to the date hereof to the Bank, or as described in writing prior to the date hereof to the Bank); (ii) materially, adversely affect the transactions contemplated by this Agreement, or (iii) adversely affect the validity or enforceability of the Loan Documents. All authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Loan Agreement, or in connection with the performance of the Borrower’s obligations hereunder have been obtained and will be obtained whenever required hereunder or by law.

5.5 NO FINANCIAL CHANGE There has been no material adverse change in the condition of Borrower, financial or otherwise, since the last financial statements and reports furnished by Borrower to Bank, and the information contained in said statements and reports is true and correctly reflects the financial condition of Borrower as of the date of the statements and reports.

5.6 TAX COMPLIANCE Borrower has filed or caused to be filed all tax returns required to be filed and has paid all taxes shown to be due and payable on said return or on any assessment made against it except to the extent it is protested in good faith and bonds or other acceptable security are posted to protect against liens.

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5.7 GOOD TITLE On the date of this Agreement, Borrower has good and marketable title to all of its properties and assets, real, personal and mixed, and none of said properties is subject to any mortgage, pledge, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement, excluding easements and restrictions of record of any character whatsoever, except as for the Permitted Encumbrances.

5.8 PLACE OF RECORDS, CHIEF EXECUTIVE OFFICE, INVENTORY AND TRADE NAME

A. Borrower represents that the location where it keeps its records concerning its Accounts and concerning its Inventory is at 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey 07073. As of the Effective Date, the Borrower maintains Inventory at the location set forth in the perfection certificate delivered to Bank on the Effective Date. Borrower will notify Bank in writing thirty (30) days prior to any change in location of or addition to the place referred to in this Paragraph if Collateral in excess of $200,000 is located at any such location.

B. Borrower represents that it does not sell any goods or services or issue invoices under any trade name other than MamaMancini’s (MamaMancini’s, Inc.), T&L Creative Salads (T&L Acquisition Corp.) and Crown Foods (Crown I Foods, Inc.). Borrower will notify Bank in writing prior to utilizing any other trade name. Borrower represents that, in addition to the address set forth in Paragraph 5.8A, it maintains no other business offices.

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C. Borrower is a registered organization of the type and organized under the laws of the State set forth below, the Borrower’s name appearing below is the Borrower’s exact name as set forth in its filed certificate of incorporation and the organizational number appearing below is the organizational number assigned by the agency where its organizational documents are filed or, if there is no number below, the agency does not assign organizational numbers.

NAME OF BORROWER:	Mama’s Creations, Inc.

TYPE OF ORGANIZATION:	Corporation

JURISDICTION OF ORGANIZATION:	Nevada

ORGANIZATIONAL NUMBER:	E0390052009-9

D. The Borrower further represents and warrants that the name set forth in Paragraph 5.8(C) is its legal name and not a trade name or style.

E. The Borrower agrees that it will not change its jurisdiction of organization or place of business or, if more than one place of business, its chief executive office without giving prior written notice to the Bank.

F. The Borrower authorizes the Bank, at the Borrower’s expense, to file one or more financing statements and amendments thereto to perfect the security interest granted in this Agreement, without the Borrower’s signature thereon, and such collateral description may indicate “all assets.”.

5.9 COLLATERAL REQUIREMENTS Unless Bank notifies the Borrower in writing that it dispenses with any one or more of the following requirements, Borrower will:

A. Upon request after the occurrence of an Event of Default and during the continuance thereof, give Bank assignments in form acceptable to Bank, of all Accounts, as defined herein, and of the monies due or to become due on specific contracts related to Accounts;

B. Furnish to Bank, upon request, all original and other documents evidencing right to payment, including, but not limited to, invoices, original orders, shipping and delivery receipts;

C. Give Bank, upon request, such financial statement, report, lists of Account Debtor and other data concerning its Accounts, contracts and collections or any other matters which Bank may, from time to time, reasonably specify;

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D. Upon request, furnish to Bank all information received by Borrower adversely affecting in a material way the financial standing of any Account Debtor;

E. If any of the Accounts Receivable in excess of $200,000 arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Bank and execute any necessary instruments in order that all money due or to become due under said contract shall be assigned to Bank and proper notice of the assignment given under the Federal Assignment of Claims Act;

F. Upon Bank’s request, after the occurrence of an Event of Default and during the continuance thereof, as hereinafter defined, mark its records of its Accounts in any manner reasonably satisfactory to Bank to indicate the interest of Bank;

G. Except as permitted herein, but not without prior written consent of Bank, give a security interest in any of the Collateral, including its Accounts, Inventory, General Intangibles, Chattel Paper or Instruments to anyone other than Bank other than Permitted Encumbrances;

H. Collect its Accounts and sell its Inventory only in the ordinary course of business;

I. Keep accurate and complete records of its Accounts and Inventory consistent with Borrower’s normal accounting procedure;

J. Pay and discharge, when due, all taxes, levies and other charges on its property, except as provided for herein, except to the extent protested in good faith and bonds or other acceptable security are posted to protect against liens to the reasonable satisfaction of the Bank;

K. Not, without prior written notice to Bank, remove the Collateral from its present location, except in the ordinary course of business;

L. Keep the Collateral free from all security interests, liens, encumbrances and taxes, except for Permitted Encumbrances and as provided for herein.

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5.10 CONTROL OF ACCOUNTS Upon the occurrence of an Event of Default and during the continuance thereof, as hereinafter defined, Bank shall have the right upon notice to Borrower, at any time and from time to time, to notify Account Debtors to make payments to Bank; to endorse all items of payment which may come into its hand payable to Borrower, to take control of any returned or repossessed goods; to make exchanges, substitutions or surrenders of Collateral; to notify the postal authorities upon Event of Default, to deliver all mail, correspondence or parcels addressed to Borrower to Bank at such address as Bank may choose.

5.11 WARRANTIES AS TO ACCOUNTS Borrower and Guarantors warrant and represent that as to all Accounts as of the date of the information furnished:

A. Each Account is a valid subsisting Account as defined herein;

B. Each Account represents a bona fide performed transaction;

C. The amount shown on the Borrower’s books and on any statement delivered to Bank is owing to the applicable Borrower and is materially accurate;

D. Except as disclosed to Bank, no material setoff or counterclaim exists as to any such Account, and no agreement has been made under which any deductions or discount may be claimed, except regular discounts in the usual course of business, but only if disclosed on the face of the invoice;

E. All agings of Accounts submitted to Bank are true and accurate in all material respects.

F. No partial payment has been made, except as reflected on Borrower’s books.

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5.12 FINANCIAL REPORTS

A. Borrower agrees that, within one hundred twenty (120) days from the close of each fiscal year during the term hereof starting with January 31, 2026, it will furnish Bank with an accountant prepared audited consolidated financial statements for the Borrower and Guarantors for the most recently ended fiscal year, including a Balance Sheet, a Statement of Operations Statement of Cash Flows and Statement of Changes in Stockholders’ Equity, prepared by UHY LLP or another independent Certified Public Accountant reasonably satisfactory to the Bank. Borrower shall also furnish internally prepared consolidated financial statements of Borrower and Guarantors that are reasonably satisfactory to Bank on a quarterly basis within 45 days of the end of each calendar quarter. All statements shall comply with G.A.A.P. Documents required to be delivered pursuant to this Section 5.12(A) may be delivered electronically and shall be deemed to have been electronically delivered to Bank on the date on which such materials are publicly available on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR)..

B. Borrower shall furnish to the Bank with each of fiscal year end and quarter end covenant compliance certificates inclusive of calculations in form and substance satisfactory to the Bank certifying Borrower’s compliance with Section 5.31 of this Agreement.

C. Within forty-five (45) days of each quarter end during the term of the Credit Facility, Borrower shall provide to Bank the following reports:

(i) Accounts Receivable Aging;

(ii) Accounts Payable Aging;

(iii) Inventory.

D. Within one hundred twenty (120) days of fiscal year end, Borrower shall provide annual management prepared projections consisting of a balance sheet, income statement and cash flow statement on a monthly basis.

E. Borrower shall provide to Bank such other information reasonably requested by Bank.

5.13 INSURANCE Borrower agrees to keep all of the tangible Collateral insured at its own cost and expense for the benefit of Bank and in such amounts, in such companies and against such risks as may be reasonably acceptable to the Bank, and deliver the Certificates evidencing such insurance to the Bank, naming the Bank as loss payee and additional insured. If the Borrower fail to take the action called for herein, Bank may, in its discretion, obtain insurance covering the Bank’s interest in the Collateral, and the amount of the premium for said insurance shall be added to the Liabilities of Borrower to Bank.

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5.14 MAINTENANCE OF BANKING RELATIONSHIP. The Borrower shall at all times maintain with the Bank its primary operating and deposit accounts and its primary treasury management relationship including without limitation any commercial credit card(s), purchasing credit card(s) and merchant payment services.

5.15 [Reserved].

5.16 GOOD WORKING CONDITION Borrower shall maintain all of its property, including the Collateral, in good working condition, ordinary wear and tear excepted.

5.17 MAINTAIN CORPORATE EXISTENCE Borrower shall maintain in good standing its corporate/company existence, as applicable, and will not, without the prior written consent of the Bank, dissolve or liquidate, nor merge or consolidate with, or acquire or affiliate with any other business entity nor form any subsidiary, other than in connection with any Permitted Acquisition. Borrower hereby agrees that it shall not permit Joseph Epstein Food Enterprises, Inc. (“Epstein”) to have a material amount of assets and it shall not contribute any assets to such entity. Borrower represents that Epstein no longer operates and will be dissolved shortly after the Effective Date.

5.18 [Reserved].

5.19 ADDITIONAL NEGATIVE COVENANTS At all times throughout the term of this Agreement, Borrower covenants and agrees that it will not, without the prior express written consent of Bank, which consent may be withheld in its sole reasonable discretion:

A. Effect a change whereby an acquiror acquires more than 50% of the voting stock of Borrower.

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B. Effect a material change in the nature and character of its business as presently conducted and as contemplated herein or as contemplated in any Permitted Acquisition;

C. Obtain any additional financing other than equity offerings, other types of capital markets transactions (including PIPE transactions) and indebtedness pursuant to the terms of or permitted by this Agreement.

D. The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, or other security interest of any kind upon the Collateral, (b) except as otherwise permitted under this Agreement, transfer any of Borrower’s material property or assets or the income or profits therefrom; (c) acquire, or agree to have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement, except for lease arrangements classified as financing leases for G.A.A.P.; (d) suffer to exist for a period of more than thirty (30) days after Borrower receives notice of the same, any indebtedness or claim or demand against any of them that if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given lien priority as to the Collateral over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Liabilities (individually and collectively, “Lien(s)”); provided that notwithstanding anything to the contrary contained herein, Borrower may create or incur or suffer to be created or incurred or to exist any Permitted Encumbrances.

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E. Merger, Consolidation. Except as specifically provided herein or for any Permitted Acquisition, Borrower shall not become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or any merger, reorganization, consolidation or other business combination (or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions if it has a substantially similar effect as any of the foregoing), in each case without the prior written consent of the Bank.

F. Restrictions on Prepayment of Indebtedness. The Borrower will not voluntarily prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any material indebtedness other than the Liabilities after the occurrence and continuance of any Event of Default.

G. Distributions. Except as otherwise provided herein, no dividends or distributions shall be made by the Borrower which exceed the net income of the Borrower calculated in accordance with G.A.A.P..

H. Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any indebtedness other than:

(i) indebtedness to the Bank arising under any of the Loan Documents;

(ii) indebtedness to any hedge provider in respect of any hedge obligations;

(iii) current liabilities of the Borrower incurred in the ordinary course of business (including under surety bonds, performance bonds, etc. to secure worker’s compensation claims, bank overdrafts), but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iv) indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies;

(v) indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(vi) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

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(vii) indebtedness under leases;

(viii) indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money financing), including finance lease obligations and any indebtedness assumed in connection with the acquisition of such assets or secured by a Lien on any such assets prior to the acquisition thereof;

(ix) promissory notes issued to the sellers of T&L Creative Salads and Olive Branch LLC due on December 29, 2025; and

(x) any intercompany indebtedness between the Borrower and any Guarantor.

I. Investments. Borrower will not make or acquire, and will not permit any subsidiary of the Borrower to make or acquire, any Investment in any person, except for any Permitted Acquisition, any Investments by the Borrower in any Guarantor and in any Guarantor into the Borrower and as otherwise as provided herein.

5.20 INDEMNITY Borrower covenants and agrees at its expense to defend, to pay and to indemnify and save the Bank, its officers, employees and directors, harmless of, from, and against any and all claims, damages, demands, expenses, liabilities, and lawsuits of every kind, character and nature asserted by or on behalf of any person, firm or entity against the Bank, its officers, employees and directors as a result of this Agreement and the transaction contemplated hereby, except to the extent that such liabilities result from the gross negligence or willful misconduct of the Bank. Borrower also covenants and agrees at its expense to pay, to indemnify and to save the Bank, its officers, employees and directors, harmless of, from and against all reasonable costs, counsel fees, expenses, and liabilities incurred in any action or proceeding brought by reason of any such demand or claim, except to the extent caused by the gross negligence or willful misconduct of the Bank or any of its officers, employees or representatives.

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In the event that any such action or proceeding is brought against the Bank by reason of any such claim or demand, Borrower shall, upon notice from the Bank, defend any action or proceeding on behalf of the Bank, including the employment of counsel, the payment of all reasonable expenses and the right to negotiate and consent to settlement. This provision shall survive the repayment and satisfaction of all Liabilities by Borrower.

5.21 ERISA Borrower shall (a) comply in all material respects with the applicable provisions of ERISA; and (b) furnish to the Bank (i) as soon as possible, and in any event within thirty (30) days after any officer of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the principal financial officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, or such entity as is required by applicable law; and (ii) promptly after receipt thereof, a copy of any notice to Borrower or any subsidiary of the Borrower may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Plan or to appoint a trustee to administer any Plan.

5.22 INDEMNIFICATION OF BANK REGARDING ENVIRONMENTAL MATTERS. The Borrower agrees to defend, indemnify and hold harmless the Bank from and against any and all losses and costs and expenses of litigation incurred by Bank and arising out of or in any way connected with the application of the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23, et seq.), or the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), or the Comprehensive Environmental Response Compensation Liability Act of 1980 (Pub. L. No. 96-510, 94th Stat. 2767, 1980) to any real property now owned, hereinafter acquired or occupied by Borrower or any part thereof, except to the extent caused by the gross negligence or willful misconduct of the Bank or any of its officers, employees or representatives.

5.23 RESTRICTIONS ON USE REGARDING ENVIRONMENTAL MATTERS

A. Borrower shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part a releasing, spilling, leaking, pumping, admitting, pouring, emptying, or dumping of “hazardous substance” as such term is defined in N.J.S.A. 58:10-23.11B(k) into the waters of the State of New Jersey, or onto the lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air, or other resources owned, managed, held in trust, or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with conditions of a permit issued by the appropriate Federal or state governmental authorities.

B. Borrower’s operations, during the term of this Agreement and the Note, will not involve the generation, manufacture, refining, transport, treatment, storage, handling, or disposing of “hazardous waste” or “hazardous substances”, as those terms are defined in the New Jersey Spill Compensation and Control Act. In the event that Borrower or any (sub)tenant of Borrower shall breach this provision, or in any way conduct its operations on said Premises or permit said Premises to be used or maintained so as to subject Borrower or any (sub)tenant to a claim or violation, Borrower shall immediately remedy and fully cure such condition at its own cost and expense or cause such condition to be cured, and shall defend, indemnify and save harmless the Bank from any and all damages, remedial orders, judgments, or decrees, and all costs and expenses related thereto or arising therefrom, including, but not limited to, attorneys’ and consultants’ fees, clean up, removal and restoration costs, and lost rentals. Borrower shall comply with the New Jersey Industrial Site Recovery Act. Borrower shall notify the Bank of any termination of any lease or the closing or termination of any operation, and shall provide evidence of compliance with provisions of said Act in the event of said lease termination or cessation of operations.

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5.24 BANK INSPECTION The Bank or any of its agents shall have the right (i) upon reasonable notice to Borrower and during normal business hours to make inspections of all books and records deemed necessary by the Bank at the Borrower’s place of business, or any other place where the Collateral may be located, at intervals to be determined by Bank, and inspect, audit and copy any books and records of Borrower relating to the Collateral or this Agreement and (ii) to verify Accounts with the respective Account Debtor (provided, however, that Bank shall not exercise such rights without prior notification to Borrower in the absence of any Event of Default). Bank shall, at Borrower’s expense, conduct annual field audits of Borrower’s books and record, Accounts, Inventory and other items Bank deems appropriate; provided, however, that any such audits shall not be done more frequently than once per fiscal year in the absence of any Event of Default.

5.25 LOANS AND ADVANCES Borrower shall not, without the prior written consent of the Bank, make any loans or advances to any third parties, except for (i) deposits or advances required by governmental agencies or public institutions or (ii) deposits or advances made by Borrower in the ordinary course of its business (i.e, security deposits on leases or deposits paid to vendors regarding the purchase of inventory).

5.26 EXPENSES AND FEES The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Bank in connection with (i) the preparation of this Agreement and other loan documents (whether or not the transactions hereby contemplated shall be consummated) and (ii) the extension, amendment or waiver of the Credit Facility hereunder and the enforcement of the rights of the Bank in connection with this Agreement and the other loan documents or the making of the Credit Facility. Such expenses shall include without limitation, reasonable legal fees of Bank’s outside counsel, appraisers and consultants.

5.27 DIRECT CHARGES Borrower agrees that any interest, fees or charges due the Bank pursuant to this Agreement may be charged to any deposit, loan or other account of the Borrower maintained with the Bank.

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5.28 LANDLORD WAIVER Borrower shall use commercially reasonable efforts to cause the landlord on all premises where any of the Collateral may be located that has Collateral with a book value in excess of $200,000 to execute and deliver to the Bank within a reasonable period of time, a Landlord’s Waiver and Subordination in such form as may be acceptable to the Bank (“Landlord’s Waiver”).

5.29 CAPITAL ADEQUACY

A. If after the date hereof, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or nor having the force of law) of any such authority, central bank or comparable agency, had or would have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change of compliance (taking into consideration the Bank’s policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within ninety (90) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate such Bank for such reduction.

B. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.29. A certificate of any Bank claiming compensation under this Section 5.29 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

5.30 Reserved.

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5.31 FINANCIAL COVENANTS

A. FIXED CHARGE COVERAGE Borrower shall not permit, cause nor suffer to permit its Fixed Charge Coverage to be below 1.25 to 1.00 commencing with the quarterly period ending July 31, 2025 and measured quarterly thereafter on a rolling four quarter basis.

B. TOTAL FUNDED DEBT TO EBITDA. Borrower shall not permit the ratio of its Total Funded Debt to EBITDA to be greater than 3.75 to 1.00 measured quarterly on a rolling four quarter basis as of each quarter end. This ratio shall be tested on July 31, 2025 and each quarter thereafter.

C. SENIOR FUNDED DEBT TO EBITDA. Borrower shall not permit the ratio of its Senior Funded Debt to EBITDA to be greater than 2.75 to 1.00, measured quarterly on a rolling four quarter basis of each quarter end. This ratio shall be tested on July 31, 2025 and each quarter thereafter.

Article VI

EVENTS OF DEFAULT

The occurrence of any of the following shall be an event of default hereunder by the Borrower, each an “Event of Default”:

6.1 NON-PERFORMANCE Failure on the part of any Obligor to perform any term, covenant or condition contained in any agreement now existing or hereafter entered into with Bank, or in any document entered in connection with any agreements, including, but not limited to, the payment of any Liability when due, and (a) in the case of any regularly scheduled monthly payment of interest and/or principal due under any of the Notes, such failure continues for a period of ten (10) days from the date such payment is due, (b) in the case of any other amount due from Borrower to Bank, such failure continues for the applicable period set forth therein or, if no period is set forth, for thirty (30) days after such amount becomes due or if due on demand, is demanded. If the Borrower fail to perform any other covenant, agreement, obligation, term or condition set forth herein or otherwise described in this Article 6 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Bank to Borrower provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commence to cure such default promptly after receipt of notice thereof from Bank and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

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6.2 MISREPRESENTATION Any material representation, covenant or warranty made by Borrower in this Agreement, or in any written report, certificate or other instrument, in writing, furnished in connection herewith, or in connection with any instrument of security furnished to Bank, shall have proved to have been inaccurate in any material respect as of the date or dates with respect to which it is deemed to have been made.

6.3 OTHER SECURITY INTERESTS Borrower shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder, to be created in any Collateral provided for hereby, or shall have failed to take any action requested by Bank to perfect or protect the security interest provided for herein, except as provided for herein.

6.4 INSOLVENCY Any Obligor shall have applied for or consented to the appointment of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of such Obligor, or Obligor is generally not paying its debts as they become due; any Obligor has made a general assignment for the benefit of creditors; any Obligor has been adjudicated insolvent; or any Obligor has filed a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or taken corporate action for the purpose of effecting any of the foregoing; or an order, judgment or decree shall have been entered without the application, approval or consent of any Obligor by any court of competent jurisdiction approving a petition seeking reorganization of any Obligor, or appointing a receiver, trustee, custodian or liquidator of any Obligor, or a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days; or a petition in bankruptcy shall have been filed against Borrower and shall not have been dismissed for a period of forty-five (45) consecutive days, or if an order for relief has been entered under the Bankruptcy Code, or if Borrower shall have suspended the transaction of its usual business.

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6.5 JUDGMENT OR LIEN Entry of a judgment, issuance of any garnishment, attachment or restraint, the filing of any lien or of any governmental attachment in excess of ONE MILLION ($1,000,000) DOLLARS against any property of Borrower, which entry, issuance, attachment or filing shall have continued unstayed and in effect for a period of forty-five (45) consecutive days and shall not be covered by insurance, without reservation or exception.

6.6 NON-COMPLIANCE WITH LAWS Failure of Borrower to comply with the terms and conditions of any applicable material order, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to Collateral if such non-compliance would have a material adverse change in the business, financial condition, properties or operations of the Borrower, and such non-compliance is not cured or stayed within thirty (30) days.

6.7 MISREPRESENTATION OF FACT. The determination by Bank that a material misrepresentation of fact has been made by any Obligor in any writing supplementary or ancillary hereto.

6.8 DEFAULT IN LOAN DOCUMENTS A default which shall continue after the expiration of any applicable grace period in any of the following documents shall be a default hereunder:

A. The Notes.

B. The Guaranty.

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6.9 MANAGEMENT OF BORROWER Adam Michaels and Anthony Gruber are not involved in the day-to-day management of the Borrower and a satisfactory replacement chief executive officer and chief financial officer have not been obtained within ninety (90) days of the date of their departure.

6.10 CROSS DEFAULT It is understood and agreed that an Event of Default under this Credit Facility shall be deemed an Event of Default under all other borrowing facilities between Borrower and Bank and vice-versa. Further, this Credit Facility shall have the benefit of all other collateral held by Bank from Borrower under all other borrowing facilities, so that the loans and facilities under this Agreement and those pursuant to all others between Borrower and Bank are cross-defaulted and cross-collateralized.

Article VII

CONSEQUENCE OF EVENT OF DEFAULT

If an Event of Default shall have occurred and is continuing, then in each case Bank may take any or all of the following actions at the same time or at different times:

7.1 ACCELERATION Declare all loans, sums and Liabilities owing Bank from the Borrower under this Agreement or any other agreement of loan between Bank and Borrower to be forthwith due and payable, whereupon all such sums shall forthwith become due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower.

7.2 POSSESSION Proceed with or without judicial process to take possession of all or any part of the Collateral not already in the possession of Bank, and the Borrower agree that upon receipt of notice of Bank’s intention to take possession of all or any part of said Collateral, the Borrower will do everything reasonably necessary to assemble the Collateral and make same available to Bank at a place reasonably convenient to Bank, and Borrower hereby waive any and all rights they may have, by statute, constitution, or otherwise to notice or a hearing to determine the probable cause of Bank to obtain possession, by court proceedings or otherwise, of the Collateral provided for in this or in any other agreement with Bank. Borrower hereby waive any and all rights it may have by statute, constitution, or otherwise to notice of a hearing to determine this probable cause of Bank to obtain possession, by court proceedings or otherwise, of the Collateral provided for in this or any other agreement with Bank.

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7.3 METHODS OF SALE So long as Bank acts in a commercially reasonable manner, assign, transfer and deliver at any time, or from time to time, the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code, and without limiting the scope of Bank’s rights thereunder, Bank may sell the Collateral at public or private sale upon ten (10) days written notice, or in any other manner, at such price or prices as Bank may deem best, and either for cash or credit, or for future delivery, at the option of Bank, in bulk or in parcels, and with or without having the Collateral at the sale or other disposition. Bank shall have the right to be the purchaser at any public sale. Bank shall have the right to conduct such sales on Borrower’s premises without charge for such sales for such time or times as Bank may see fit. Bank is hereby granted license or other right to use, without charge, Borrower’s labels, patents, copyrights, right of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in advertising for sale and selling of any Collateral, and Borrower’s rights under all licenses and franchise agreements shall inure to Bank’s benefit. In the event of a sale of the Collateral, or any other dispositions thereof, Bank may at its option apply all proceeds first to all costs and expenses of disposition, including attorneys’ fees, and then to the Liabilities of Borrower to Bank.

7.4 RETENTION OF COLLATERAL Elect to retain the Collateral, or any part thereof, in satisfaction of all Liabilities due from Borrower to Bank upon notice of such proposed election to Borrower and any other party in accordance with the terms of the Uniform Commercial Code.

7.5 SETOFF During the continuance of Event of Default, Bank shall have the right immediately, and without notice or other action to setoff against any of the Borrower’s Liabilities to Bank, any sum owed by Bank in any capacity to any Obligor, whether due or not, and Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

7.6 ATTORNEYS’ FEES AND EXPENSES Add to the Liabilities of Borrower, Bank’s reasonable expenses to obtain or enforce payment of any Liabilities hereunder, and the enforcement or liquidation of any debt hereunder shall include reasonable attorneys’ fees, plus other legal expenses incurred by the Bank.

7.7 OTHER REMEDIES Exercise any other remedies under the Uniform Commercial Code or other applicable law.

Article VIII

CONDITIONS PRECEDENT

The obligation of the Bank to make the Loans is subject to the following conditions precedent:

8.1 DOCUMENTS REQUIRED FOR CLOSING The Borrower shall have duly executed and/or delivered to the Bank on the date hereof (“Closing”), the following:

A. The Notes;

B. The Guaranty;

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C. Compliance by the Borrower with Section 5.14 hereof;

D. Insurance on the tangible Collateral;

E. Judgment Searches against the Borrower showing no outstanding judgments;

F. UCC Searches against the Borrower indicating that the security interest conveyed to the Bank hereunder is a valid first lien on the Collateral, subject only to the Permitted Encumbrances;

G. A written Opinion by Borrower’s and Guarantors’ counsel in form and in substance as may be satisfactory to Bank and to counsel for the Bank;

H. Certified copies of Resolutions of the Borrower and Guarantor authorizing the transactions contemplated hereunder;

I. A Certificate of Borrower and each Guarantor as to corporate/company existence and incumbency, and further confirming that the representations and warranties herein contained are true and accurate as of the Closing;

J. UCC-1 Financing Statements as requested by Bank;

K. Landlord’s Waivers (may be provided post-closing);

L. Borrower shall have paid the Upfront Fees;

M. A perfection certificate for Borrower;

N. Such other documents as may be reasonably required by the Bank or Bank’s counsel.

8.2 CERTAIN EVENTS At the time of the Closing and each future advance of the Loans:

A. No Event of Default shall have occurred and be continuing, and no Event shall have occurred and be continuing that, with the giving of notice or passage of time, or both, would be an Event of Default;

B. No material adverse change shall have occurred in the business or financial condition of Borrower since the date of this Agreement, including, but not limited to, the status of Accounts or Inventory;

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C. This Agreement, the Note, the Guaranty, and the Financing Statements filed to perfect the lien of the Bank in the Collateral and the Loans shall have remained in full force and effect.

8.3 LEGAL MATTERS At the time of the Closing, all legal matters incidental thereto shall be reasonably satisfactory to Messrs. Cullen and Dykman LLP, Esqs., counsel to the Bank.

Article IX

MISCELLANEOUS

9.1 NO WAIVER Borrower agrees that no delay on the part of Bank in exercising any power or right hereunder shall operate as a waiver of any such power or right, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatever shall be valid, unless in writing, signed by Bank, and then only to the extent set forth therein.

9.2 WAIVER OF NOTICE Borrower waives presentment, dishonor and notice of dishonor, protest and notice of protest, of all commercial papers at any time held by Bank on which the Borrower is in any way liable.

9.3 ONE INSTRUMENT The provisions of this Agreement shall be in addition to those of any notes or other evidence of Liability held by Bank relating to this particular transaction, all of which shall be construed as one Instrument.

9.4 LAW OF NEW JERSEY This Agreement and the rights of the parties hereto shall be governed by the laws of the State of New Jersey.

9.5 JOINT AND SEVERAL LIABILITY The Liability of the Borrower and any Obligor hereunder, and pursuant to any other evidence of Liability, shall be joint and several.

9.6 SEVERABILITY Any part of this Agreement contrary to the law of any state having jurisdiction shall not invalidate any other part of this Agreement in that state.

9.7 JURISDICTION In any litigation concerning this Agreement or any other evidence of Liability, Borrower hereby submits to the jurisdiction of the courts of the State of New Jersey.

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9.8 US PATRIOT ACT NOTICE. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

9.9 WAIVER OF JURY TRIAL TO THE EXTENT PERMITTED BY LAW, THE RESPECTIVE PARTIES IN THIS AGREEMENT AGREE TO AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, WHETHER OR NOT EXECUTED SIMULTANEOUSLY HEREWITH.

9.10 VENUE. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW JERSEY IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement or the Note.

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9.11 OTHER TERMS. As of the Effective Date, the terms, conditions, agreements, covenants, representations and warranties set forth in the Original Loan Documents are simultaneously amended and restated in their entirety (including the schedules delivered prior to the Effective Date, which shall be superseded by the schedules delivered on and after the Effective Date), and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents executed or delivered on or after the date hereof, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Borrower or any Guarantor for any obligations heretofore incurred and the security interests, liens and other interests in the Collateral heretofore granted, pledged or assigned by any Borrower or any Guarantor to the Bank. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of Borrower and each Guarantor evidenced by or arising under any of the Original Loan Documents, and the Liens and security interests of Bank and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of the Bank. The parties agree that the terms and conditions of this Loan Agreement shall prevail and govern the parties’ relationship wherever inconsistent, conflicting or ambiguous with any Original Loan Document and other existing loan documentation.

[signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized Officers as of the day and year first above written.

WITNESS:	M&T BANK

	By:	/s/ Deborah Brim
Deborah Brim
Senior Vice President

STATE OF NEW JERSEY,

COUNTY OF _____________: ss.

I CERTIFY that on ___________ _____, 2025, Deborah Brim personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Senior Vice President of M&T Bank, the corporation named in this document;

(b) the proper corporate seal was affixed; and

(c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

__________________________________

[signature page to Loan and Security Agreement]

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WITNESS:	MAMA’S CREATIONS, INC.,
a Nevada corporation

	By:	/s/ Anthony J. Gruber
	Name:	Anthony J. Gruber
	Title:	Chief Financial Officer

STATE OF NEW JERSEY,

COUNTY OF _____________: ss.

I CERTIFY that on ____________, 2025, Anthony J. Gruber personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Chief Financial Officer of Mama’s Creations, Inc., the corporation named in this document; and

(b) this document was signed and made by the company as it voluntary act and deed by virtue of authority from its Board of Directors.

[signature page to Loan and Security Agreement]

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WITNESS:	MAMAMANCINI’S, INC.,
a Delaware corporation

	By:	/s/ Anthony J. Gruber
	Name:	Anthony J. Gruber
	Title:	Secretary

STATE OF NEW JERSEY,

COUNTY OF _____________: ss.

I CERTIFY that on ____________, 2025, Anthony J. Gruber, personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Secretary of MAMAMANCINI’S, INC., the corporation named in this document; and

(b) this document was signed and made by the company as it voluntary act and deed by virtue of authority from its Board of Directors.

__________________________________

[signature page to Loan and Security Agreement]

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WITNESS:	T&L ACQUISITION CORP.,
a Nevada corporation

	By:	/s/ Anthony J. Gruber
	Name:	Anthony J. Gruber
	Title:	Secretary

STATE OF NEW JERSEY,

COUNTY OF _____________: ss.

I CERTIFY that on ____________, 2025, Anthony J. Gruber, personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Secretary of T&L ACQUISITION CORP., the corporation named in this document; and

(b) this document was signed and made by the company as it voluntary act and deed by virtue of authority from its Board of Directors.

__________________________________

[signature page to Loan and Security Agreement]

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WITNESS:	JUBILEE ACQUISITIONS, INC.,
a Nevada corporation

	By:	/s/ Anthony J. Gruber
	Name:	Anthony J. Gruber
	Title:	Treasurer

STATE OF NEW JERSEY,

COUNTY OF _____________: ss.

I CERTIFY that on ____________, 2025, Anthony J. Gruber personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Treasurer of JUBILEE ACQUISITIONS, INC., the corporation named in this document; and

(b) this document was signed and made by the company as it voluntary act and deed by virtue of authority from its Board of Directors.

__________________________________

[signature page to Loan and Security Agreement]

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EXHIBIT A

PERMITTED ENCUMBRANCES

“Permitted Encumbrances” shall mean:

(a)	Liens in favor of the Bank;

(b)	Liens clearly and conspicuously disclosed in the financial statements;

(c)	Deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(d)	Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds and other obligations of like nature in the ordinary course of business;

(e)	Mechanics’, workers’, materialmen’s or other liens including taxes, assessments or other similar charges arising in the ordinary course of business with respect to obligations which are not due or which are being properly contested in good faith and in all cases appropriately bonded to the satisfaction of Bank;

(f)	Liens not yet due or payable on properties to secure taxes, assessments and other governmental charges (excluding any lien imposed pursuant to any of the provisions of ERISA) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not overdue by more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted with adequate reserves being maintained by Borrower or any Guarantor in accordance with G.A.A.P. or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(g)	Rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(h)	Any interest of title of a lessor under, and liens arising from UCC financing statements (or the equivalent filings, registrations, or agreements in foreign jurisdictions) related to leases permitted by this Agreement.

(i)	Liens on fixed or capital assets acquired, constructed, replaced or improved by the Borrower or any subsidiary; provided that (i) such Liens secure Indebtedness permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (iii) such Liens shall not apply to any other property or assets of the Borrower or any subsidiary.

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